                         AMENDED AND RESTATED BY-LAWS


                                      OF


                               VELOCITYHSI, INC.









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                          AMENDED AND RESTATED BYLAWS

                                       OF

                               VELOCITYHSI, INC.

                               TABLE OF CONTENTS
                               -----------------

                                                                         Page
                                                                         ----

ARTICLE I. OFFICES........................................................  1
             Section 1. REGISTERED OFFICES................................  1
             Section 2. OTHER OFFICES.....................................  1
ARTICLE II. MEETINGS OF STOCKHOLDERS......................................  1
             Section 1. PLACE OF MEETINGS.................................  1
             Section 2. ANNUAL MEETING OF STOCKHOLDERS....................  1
             Section 3. QUORUM; ADJOURNED MEETINGS AND NOTICE THEREOF.....  2
             Section 4. VOTING............................................  2
             Section 5. PROXIES...........................................  2
             Section 6. SPECIAL MEETINGS..................................  3
             Section 7. NOTICE OF STOCKHOLDERS' MEETINGS..................  3
             Section 8. MAINTENANCE AND INSPECTION OF STOCKHOLDER LIST....  3
ARTICLE III. DIRECTORS....................................................  3
             Section 1. THE NUMBER OF DIRECTORS...........................  4
             Section 2. VACANCIES.........................................  4
             Section 3. NOTIFICATION OF NOMINATION........................  4
             Section 4. POWERS............................................  5
             Section 5. PLACE OF DIRECTORS' MEETINGS......................  5
             Section 6. REGULAR MEETINGS..................................  5
             Section 7. SPECIAL MEETINGS..................................  5
             Section 8. QUORUM............................................  6
             Section 9. ACTION WITHOUT MEETING............................  6
             Section 10. TELEPHONIC MEETINGS..............................  6
             Section 11. COMMITTEES OF DIRECTORS..........................  6
             Section 12. MINUTES OF COMMITTEE MEETINGS....................  7
             Section 13. COMPENSATION OF DIRECTORS........................  7
             Section 14. INDEMNIFICATION..................................  7
ARTICLE IV. OFFICERS......................................................  9
             Section 1. OFFICERS..........................................  9
             Section 2. ELECTION OF OFFICERS..............................  9
             Section 3. SUBORDINATE OFFICERS..............................  9
             Section 4. COMPENSATION OF OFFICERS..........................  9
             Section 5. TERM OF OFFICE; REMOVAL AND VACANCIES.............  9
             Section 6. CHAIRMAN OF THE BOARD............................. 10

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            Section 7 PRESIDENT.........................................  10
            Section 8 VICE PRESIDENTS...................................  10
            Section 9 SECRETARY.........................................  10
            Section 10 ASSISTANT SECRETARY..............................  11
            Section 11 CHIEF FINANCIAL OFFICER..........................  11
            Section 12 TREASURER........................................  11
            Section 13 ASSISTANT TREASURERS.............................  11
  ARTICLE V. CERTIFICATES OF STOCK......................................  12
            Section 1 CERTIFICATES......................................  12
            Section 2 SIGNATURES ON CERTIFICATES........................  12
            Section 3. STATEMENT OF STOCK RIGHTS, PREFERENCES,
                      PRIVILEGES........................................  12
            Section 4 LOST CERTIFICATES.................................  12
            Section 5 TRANSFERS OF STOCK................................  13
            Section 6 FIXED RECORD DATE.................................  13
            Section 7 REGISTERED STOCKHOLDERS...........................  13
  ARTICLE VI. GENERAL PROVISIONS........................................  13
            Section 1 DIVIDENDS.........................................  13
            Section 2 PAYMENT OF DIVIDENDS; DIRECTORS' DUTIES...........  13
            Section 3 CHECKS............................................  14
            Section 4 FISCAL YEAR.......................................  14
            Section 5 CORPORATE SEAL....................................  14
            Section 6 MANNER OF GIVING NOTICE...........................  14
            Section 7 WAIVER OF NOTICE..................................  14
            Section 8 ANNUAL STATEMENT..................................  14
  ARTICLE VII. AMENDMENTS...............................................  15
            Section 1 AMENDMENT BY DIRECTORS............................  15
            Section 2 AMENDMENT BY STOCKHOLDERS.........................  15

                         AMENDED AND RESTATED BY-LAWS

                                      OF

                               VELOCITYHSI, INC.

                                  ARTICLE I.

                                    OFFICES

     Section 1. REGISTERED OFFICES. The registered office of the corporation in the State of Delaware shall be as set forth in the certificate of incorporation of the corporation, as amended.

     Section 2. OTHER OFFICES. The corporation may also have offices at such other places both within and outside the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                  ARTICLE II.

                           MEETINGS OF STOCKHOLDERS

     Section 1. PLACE OF MEETINGS. Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the Board of Directors. In the absence of any such designation, stockholders' meetings shall be held at the principal executive offices of the corporation.

     Section 2.  ANNUAL MEETING OF STOCKHOLDERS.

     (a) The annual meeting of stockholders shall be held each year on a date and at a time designated by the Board of Directors. At each annual meeting of stockholders, (i) directors shall be elected from the persons who are nominated in accordance with the procedures set forth in Article III, Section 3 below and
(ii) any proper business shall be conducted which has been submitted in accordance with the procedures set forth in paragraph (b) of this Section 2.

     (b) Only proper business which has been submitted in accordance with the following procedures shall be conducted at the annual meeting of stockholders. Submissions of proper business to be conducted at the annual meeting of stockholders may be made at such meeting by or at the direction of the Board of Directors, by any committee or persons appointed by the Board of Directors or by any stockholder of the corporation who complies with the notice procedures set forth in this paragraph (b). Such submissions of proper business by any stockholder shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the corporation not less than 60 days prior to the annual meeting of stockholders; provided, however, that in the event that less than 75 days notice or prior public disclosure of the date of the annual meeting of stockholders is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the fifteenth day following the day on which such notice of the date of the annual meeting of stockholders was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice to the
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Secretary shall set forth (i) a description of the proper business submitted for consideration at the annual meeting of stockholders and the reasons for conducting such business at the annual meeting of stockholders, and if such business includes a proposal to amend the certificate of incorporation of the corporation (as the same may be amended from time to time, the "Certificate of Incorporation") or these bylaws (as the same may be amended from time to time, the "Bylaws"), the language of the proposed amendment, (ii) the name and record address of the stockholder giving the notice, (iii) the class and number of shares of capital stock of the corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in the business. No proper business shall be conducted at the annual meeting unless submitted in accordance with the procedures set forth herein. The Chairman of the Board shall, if the facts warrant, determine and declare to the annual meeting of stockholders that a submission of proper business was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the annual meeting of stockholders and the defective submission shall be disregarded.

     Section 3.  QUORUM; ADJOURNED MEETINGS AND NOTICE THEREOF.

     A majority of the stock issued and outstanding and entitled to vote at any meeting of stockholders, the holders of which are present in person or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by statute, by the Certificate of Incorporation, or by these Bylaws. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority of the voting stock represented in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. The Chairman of the Board (or the President in the absence of the Chairman of the Board) may adjourn the meeting from time to time, whether or not there is such a quorum. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

     Section 4.  VOTING.

     When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question properly brought before such meeting, unless the question is one upon which by express provision of statute, or the Certificate of Incorporation, or these Bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question.


     Section 5.  PROXIES.

     At each meeting of the stockholders, each stockholder having the right to vote may vote in person or may authorize another person or persons to act for him by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless

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said instrument provides for a longer period.  All proxies must be filed with the Secretary of the corporation at the beginning of each meeting in order to be counted in any vote at the meeting.

     Section 6.  SPECIAL MEETINGS.

     Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called at any time by the Board of Directors, or by a majority of the members of the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in these Bylaws, include the power to call such meetings, but such special meetings may not be called by any other person or persons; provided, however, that if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any provisions of the Certificate of Incorporation or any certificate filed under Section 151(g) of the General Corporation Law of the State of Delaware, then such special meeting may also be called by the person or persons, in the manner, at the times and for the purposes so specified.

     Section 7.  NOTICE OF STOCKHOLDERS' MEETINGS.

     Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The written notice of any meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

     Section 8.  MAINTENANCE AND INSPECTION OF STOCKHOLDER LIST.

     The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.


                                 ARTICLE III.

                                  DIRECTORS

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     Section 1.  THE NUMBER OF DIRECTORS.

     The authorized number of directors which shall constitute the whole Board of Directors shall be not less than three (3) directors nor more than fifteen
(15) directors. The exact number shall be determined from time to time by resolution of the Board of Directors. Until otherwise determined by such resolution, the Board of Directors shall consist of four (4) persons. Directors shall be elected at the annual meeting of stockholders occurring in the year in which such Directors' terms expire as set forth in the Certificate of Incorporation. The directors need not be stockholders.

     Section 2.  VACANCIES.

     Vacancies on the Board of Directors by reason of death, retirement, resignation, removal, disqualification or other cause, and newly created directorships resulting from any increase in the authorized number of directors shall be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred or to which the new directorship is apportioned, and until such director's successor shall have been elected and qualified or until his death, retirement, resignation, removal, disqualification or other cause. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board of Directors (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     Section 3.  NOTIFICATION OF NOMINATION.

     Subject to the rights, if any, of the holders of shares of preferred stock of the corporation then outstanding, if any, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors, by any nominating or other committee or person appointed by the Board of Directors, or by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article III, Section 3. Such nominations, other than those made by or at the direction of the Board of Directors or by any nominating or other committee or person appointed by the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the corporation not less than 60 days prior to the meeting of stockholders; provided, however, that in the event that less than 75 days notice or prior public disclosure of the date of the meeting of stockholders is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the fifteenth day following the day on which such notice of the date of the meeting of stockholders was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for

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election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person and his or her employment history for the most recent five years,
(iii) the class and number of shares of capital stock of the corporation which are beneficially owned by the person, (iv) the consent of the person to serve as a director if so elected and (v) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the rules and regulations under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the corporation which are beneficially owned by the stockholder; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons pursuant to which the nomination or nominations are to be made by the stockholder, (iv) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notices, and (v) any material interest of the stockholder in the business. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as director of the corporation or for use in the preparation of materials used for the solicitation of proxies for the election of directors. The Chairman of the Board shall, if the facts warrant, determine and declare to the meeting of stockholders that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting of stockholders and the defective nomination shall be disregarded.

     Section 4.  POWERS.

     The property and business of the corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

     Section 5.  PLACE OF DIRECTORS' MEETINGS.

     The directors may hold their meetings and have one or more offices, and keep the books of the corporation outside of the State of Delaware.

     Section 6.  REGULAR MEETINGS.

     Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

     Section 7.  SPECIAL MEETINGS.

     Special meetings of the Board of Directors may be called by the President on forty-eight hours' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the President or the Secretary in like manner and on like notice on the written request of two directors unless

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the Board of Directors consists of only one director; in which case special meetings shall be called by the President or Secretary in like manner or on like notice on the written request of the sole director.

     Section 8.  QUORUM.

     At all meetings of the Board of Directors a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. If only one director is authorized, such sole director shall constitute a quorum.

     Section 9.  ACTION WITHOUT MEETING.

     Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee designated by the Board of Directors, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

     Section 10.  TELEPHONIC MEETINGS.

     Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

     Section 11.  COMMITTEES OF DIRECTORS.

     (a) The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each such committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors or these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.

     (b) Unless the Board of Directors otherwise provides or these Bylaws otherwise state, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its

                                       6
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business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to these Bylaws.

     Section 12.  MINUTES OF COMMITTEE MEETINGS.

     Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

     Section 13. COMPENSATION OF DIRECTORS. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     Section 14.  INDEMNIFICATION.


     (a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, ERISA excise taxes and amounts paid or to be paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not adverse to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his actions were unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not adverse to the best interests of the corporation and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery of The State of Delaware or similar court in which such action, suit or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other similar court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of the corporation shall be successful on the merits or otherwise in defense, of any action, suit or proceeding referred to in paragraphs (a) and (b) of this Article III, Section 14, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under paragraphs (a) and (b) of this Article III,
Section 14 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b) of this Article III, Section 14. Such determination shall be made (1) by the Board of Directors by a majority vote of the directors who are not parties to such action, suit or proceeding, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or
(3) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the manner provided in paragraph (d) upon receipt of an undertaking by or on behalf of the director or officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article III, Section 14.

     (f) The indemnification provided by this Article III, Section 14 shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any statute, provision in the Certificate of Incorporation or these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (g) The Board of Directors may authorize, by a vote of a majority of a quorum of the Board of Directors, the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article III, Section 14.

     (h) The corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware, indemnify its directors, officers, employees and agents against liabilities incurred in their capacities as such.

     (i) For the purposes of this Article III, Section 14, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was

                                       8
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serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise, shall stand in the same position under the provisions of this
Article III, Section 14 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (j) For purposes of this Article III, Section 14, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article III, Section 14.

                                  ARTICLE IV.

                                   OFFICERS

     Section 1.  OFFICERS.

     The officers of this corporation shall be chosen by the Board of Directors and shall include a a President and a Secretary. The corporation may also have at the discretion of the Board of Directors such other officers as are desired, including a Chairman of the Board, a Treasurer, a Chief Financial Officer, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article IV. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

     Section 2.  ELECTION OF OFFICERS.

     The Board of Directors, at its first meeting after each annual meeting of stockholders, shall choose the officers of the corporation.

     Section 3.  SUBORDINATE OFFICERS.

     The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall have such powers and perform such duties as from time to time may be prescribed by the Board of Directors or these Bylaws.

     Section 4.  COMPENSATION OF OFFICERS.

     The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

     Section 5.  TERM OF OFFICE; REMOVAL AND VACANCIES.


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     The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

     Section 6.  CHAIRMAN OF THE BOARD.

     The Chairman of the Board, if such an officer be elected, shall, if present, preside at meetings of the stockholders and of the Board of Directors and shall have such other powers and perform such other duties as from time to time may be prescribed by the Board of Directors or these Bylaws.

     Section 7.  PRESIDENT.

     Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, the President of the corporation (who may also designated the President and Chief Executive Officer) shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. The President shall have the general powers and duties of management usually vested in the office of President of a corporation and shall have such other powers and perform such other duties as from time to time may be prescribed by the Board of Directors or these Bylaws.

     The President, in the absence or nonexistence of the Chairman of the Board, shall have all the powers and perform all the duties of the Chairman of the Board, and shall preside at meetings of the stockholders and the Board of Directors.

     Section 8.  VICE PRESIDENTS.

     In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board of Directors, shall perform all the duties of the President and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, these Bylaws, the Chairman of the Board or the President.

     Section 9.  SECRETARY.

     The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required by the Board of Directors. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall have such other powers and perform such other duties as from time to time may be prescribed by the Board of Directors or these Bylaws. He shall keep in safe custody the seal of the corporation, and when authorized by the Board, affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of an Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.


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     Section 10.  ASSISTANT SECRETARY.

     The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, or if there be no such determination, the Assistant Secretary designated by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall have such other powers and perform such other duties as from time to time may be prescribed by the Board of Directors or these Bylaws.

     Section 11.  CHIEF FINANCIAL OFFICER.

     The Chief Financial Officer, if such an officer shall be elected, shall have general responsibility for the financial operations of the corporation and shall have such other powers and perform such other duties as from time to time may be prescribed by the Board of Directors, these Bylaws, the Chairman of the Board or the President.

     Section 12.  TREASURER.

     Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chief Financial Officer, the Treasurer, is such an officer shall be elected, shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital retained earnings, and shares.

     The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all his or her transactions as Treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as from time to time may be prescribed by the Board of Directors or these Bylaws.

     Section 13.  ASSISTANT TREASURERS.

     The Assistant Treasurer, or if there be more than one, the Assistant Treasurers in the order determined by the Board of Directors, or if there be no such determination, the Assistant Treasurer designated by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall have such other powers and perform such other duties as from time to time may be prescribed the Board of Directors or these Bylaws.


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                                  ARTICLE V.

                             CERTIFICATES OF STOCK

     Section 1.  CERTIFICATES.

     Every holder of stock of the corporation shall be entitled to have a certificate signed by, or in the name of the corporation by, the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer of the corporation, certifying the number of shares represented by the certificate owned by such stockholder in the corporation.

     Section 2.  SIGNATURES ON CERTIFICATES.

     Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

     Section 3.  STATEMENT OF STOCK RIGHTS, PREFERENCES, PRIVILEGES.

     If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     Section 4.  LOST CERTIFICATES.

     The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.


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     Section 5.  TRANSFERS OF STOCK.

     Upon surrender to the corporation, or the transfer agent of the corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 6.  FIXED RECORD DATE.

     In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 7.  REGISTERED STOCKHOLDERS.

     The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

                                  ARTICLE VI.

                              GENERAL PROVISIONS

     Section 1.  DIVIDENDS.

     Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to statute. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

     Section 2.  PAYMENT OF DIVIDENDS; DIRECTORS' DUTIES.

     Before payment of any dividend there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve.


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     Section 3.  CHECKS.

     All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

     Section 4.  FISCAL YEAR.

     The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

     Section 5.  CORPORATE SEAL.

     The corporate seal shall have inscribed thereon the name of the corporation thereon and shall be in such form as may be approved from time to time by the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     Section 6.  MANNER OF GIVING NOTICE.

     Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

     Section 7.  WAIVER OF NOTICE.

     Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

     Section 8.  ANNUAL STATEMENT.

     The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.


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                                 ARTICLE VII.

                                  AMENDMENTS

     Section 1.  AMENDMENT BY DIRECTORS.

     In furtherance and not in limitation of the powers conferred by statute and as set forth in the Certificate of Incorporation, the Board of Directors is expressly authorized to adopt, repeal, alter, amend or rescind the Bylaws of this corporation.

     Section 2.  AMENDMENT BY STOCKHOLDERS.

     The affirmative vote of the holders of at least 66-2/3% of the voting power of all of the shares of capital stock of this corporation entitled to vote generally, voting together as a single class at a meeting specifically called for such purpose, shall be required in order for this corporation to adopt, amend or repeal any provision of the Bylaws of this corporation; provided, however, that this Section 2 of Article VII shall not apply to, and no vote of the stockholders of this corporation shall be required to authorize, the adoption, amendment or repeal of any provisions of the Bylaws of this corporation by the Board of Directors in accordance with the power conferred upon it pursuant to Section 1 of this Article VII.


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                           CERTIFICATE OF SECRETARY

     I, the undersigned, do hereby certify:

     (1) That I am the duly elected and acting Senior Vice President, Chief Financial Officer, Secretary and Treasurer of VelocityHSI, Inc., a Delaware corporation; and

     (2) That the foregoing Bylaws constitute the Bylaws of said corporation as duly adopted by the written consent of the Board of Directors of said
corporation as of [             ], 2000.

     IN WITNESS WHEREOF, I have hereunto subscribed my name this 2nd day of August, 2000.


                              /s/ Charles P. Wingard
                              _______________________________
                              Charles P. Wingard,
                              Senior Vice President, Chief Financial Officer, Secretary and Treasurer


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